UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 27, 2013

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, the Board of Directors of Hampton Roads Bankshares, Inc. (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, appointed Thomas B. Dix, III Interim Chief Financial Officer of the Company, effective as of April 1, 2013.  Mr. Dix will serve as Interim Chief Financial Officer until the Company appoints a permanent successor to Stephen P. Theobald, who resigned as Chief Financial Officer of the Company effective March 31, 2012.

Mr. Dix, 34, has served as Senior Vice President and Treasurer of the Company and BHR since May 2011, and as Corporate Secretary of the Company and BHR since October 2011.  In addition to his role as Interim Chief Financial Officer, Mr. Dix will continue serving as Senior Vice President and Treasurer of the Company.

Previously, Mr. Dix served as Senior Vice President and Credit Risk Manager of the Company from January 2010 through April 2011, Senior Vice President and Chief Lending Officer of Shore Bank from September 2009 through December 2009, and Vice President, Commercial Banking for BHR from April 2009 to August 2009.  Before joining BHR in April 2009, Mr. Dix held positions in credit, asset-based lending, branch management and commercial lending with Mercantile Peninsula Bank/PNC Bank and its predecessor institutions from 2001 to 2009.

Mr. Dix presently has no written employment contract with the Company.  In connection with his appointment as Interim Chief Financial Officer, his annual base salary was set at $225,000.  In addition, Mr. Dix is eligible to participate in all of the plans and arrangements that are generally available to all of the Company’s salaried employees.  All of the aforementioned plans are more fully discussed in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2013.

Mr. Dix’s father, Thomas B. Dix, Jr., has an outstanding loan with BHR. This loan was made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or BHR, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on March 28, 2013 announcing Mr. Dix’s appointment as Interim Chief Financial Officer.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated March 28, 2013, announcing the appointment of Thomas B. Dix, III, as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: March 28, 2013	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated March 28, 2013, announcing the appointment of Thomas B. Dix, III, as Interim Chief Financial Officer.